Exhibit 4.1

FOURTH SUPPLEMENTAL INDENTURE

between

GREAT ELM CAPITAL CORP.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Trustee

Dated as of June 23, 2021

FOURTH SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of June 23, 2021 is between Great Elm Capital Corp., a Maryland corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”).  All capitalized terms used herein shall have the meaning set forth in the Base Indenture (as defined below).

RECITALS OF THE COMPANY

The Company and the Trustee executed and delivered an Indenture, dated as of September 18, 2017 (the “Base Indenture” and, as supplemented by this Fourth Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Indenture.

The Company desires to issue and sell up to $57,500,000 aggregate principal amount of the Company’s 5.875% Notes due 2026 (the “Notes”).

Sections 901(4) and 901(6) of the Base Indenture provide that without the consent of Holders of the Securities of any series issued under the Indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to (i) change or eliminate any of the provisions of the Indenture when there is no Security Outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision and/or (ii) establish the form or terms of Securities of any series as permitted by Section 201 and Section 301 of the Base Indenture.

The Company desires to establish the form and terms of the Notes and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Notes (except as may be provided in a future supplemental indenture to the Indenture (a “Future Supplemental Indenture”)).

The Company has duly authorized the execution and delivery of this Fourth Supplemental Indenture to provide for the issuance of the Notes and all acts and things necessary to make this Fourth Supplemental Indenture a valid, binding, and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

TERMS OF THE NOTES

Section 1.01          The following terms relating to the Notes are hereby established:

(a)          The Notes shall constitute a series of Senior Securities having the title “5.875% Notes due 2026.”  The Notes shall bear a CUSIP number of 390320604 and an ISIN number of US3903206049.

(b)          The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906, 1107 or 1305 of the Base Indenture, and except for any Securities that, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered under the Indenture) shall be $50,000,000 (or up to $57,500,000 aggregate principal amount if the underwriters’ over-allotment option is exercised in full).  Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or a Future Supplemental Indenture, the Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Notes.  Any Additional Notes and the existing Notes will constitute a single series under the Indenture and all references to the relevant Notes herein shall include the Additional Notes unless the context otherwise requires.

(c)          The Stated Maturity of the Notes shall be June 30, 2026.  The entire outstanding principal of the Notes shall be payable on the Stated Maturity, unless earlier redeemed or repurchased in accordance with the provisions of the Indenture.

(d)          The rate at which the Notes shall bear interest shall be 5.875% per annum.  The date from which interest shall accrue on the Notes shall be June 23, 2021 or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be March 31, June 30, September 30 and December 31 of each year, commencing September 30, 2021 (if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment will be made on the next succeeding Business Day and no additional interest will accrue as a result of such delayed payment); the initial interest period will be the period from and including June 23, 2021, to, but excluding, the initial Interest Payment Date, and the subsequent interest periods will be the periods from and including an Interest Payment Date to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the Person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 15, June 15, September 15 and December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Payment of the principal of (and premium, if any, on) and any such interest on the Notes will be made at the office of the Trustee located at 6201 15th Avenue, Brooklyn, New York 11219, Attention:  Great Elm Capital Corp.  (5.875% Notes Due 2026) and at such other address as designated by the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, however, that so long as the Notes are registered to Cede & Co., such payment will be made by wire transfer in accordance with the procedures established by The Depository Trust Company and the Trustee.  Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

(e)          The Notes shall be initially issuable in global form (each such Note, a “Global Note”).  The Global Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to this Fourth Supplemental Indenture.  Each Global Note shall represent the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Security Registrar, in accordance with Sections 203 and 305 of the Base Indenture.

(f)          The depositary for such Global Notes (the “Depositary”) shall be The Depository Trust Company, New York, New York.  The Security Registrar with respect to the Global Notes shall be the Trustee.

(g)          The Notes shall be defeasible pursuant to Section 1402 or Section 1403 of the Base Indenture.  Covenant defeasance contained in Section 1403 of the Base Indenture shall apply to the covenants contained in Sections 1006, 1009 and 1010 of the Indenture.

(h)          The Notes shall be redeemable pursuant to Section 1101 of the Base Indenture and as follows:

(i)          The Notes will be redeemable in whole or in part at any time or from time to time, at the option of the Company, on or after June 30, 2023, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.

(ii)          Notice of redemption shall be given in writing and electronically delivered through The Depository Trust Company or mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Notes to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register.  All notices of redemption shall contain the information set forth in Section 1104 of the Base Indenture.

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(iii)          Any exercise of the Company’s option to redeem the Notes will be done in compliance with the Investment Company Act, to the extent applicable.

(iv)          If the Company elects to redeem only a portion of the Notes, the Trustee will determine the method for selecting the particular Notes to be redeemed, in accordance with Section 1103 of the Base Indenture, the Investment Company Act and the rules of any national securities exchange or quotation system on which the Notes are listed, in each case to the extent applicable.

(v)          Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption hereunder.

(i)          The Notes shall not be subject to any sinking fund pursuant to Section 1201 of the Base Indenture.

(j)          The Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

(k)          Holders of the Notes will not have the option to have the Notes repaid prior to the Stated Maturity.  Nothing in this Section shall prohibit purchases by the Company in the open market, private transactions or otherwise prior to the Stated Maturity.

(l)          The Notes are hereby designated as “Senior Securities” under the Indenture.

(m)        For the avoidance of doubt, the reference in Section 301 of the Base Indenture to Senior Securities being unsubordinated and ranking equally and “pari passu” to all other Senior Indebtedness is intended to reflect that, notwithstanding that the Senior Securities are unsecured, the Senior Securities rank equally with the Senior Indebtedness solely with respect to the right to seek and enforce payment from the Company but not in terms of any collateral security or access to collateral or right to distributions or payments of proceeds of any collateral (including without limitation, cash, accounts or other assets of the Company or any of its subsidiaries), as to which the Senior Indebtedness has priority at all times.

ARTICLE II

REMEDIES

Section 2.01          Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 502 of the Base Indenture shall be amended by replacing the first paragraph thereof with the following:

“If an Event of Default (other than an Event of Default under Section 501(5) or Section 501(6)) with respect to the Notes at the time Outstanding occurs and is continuing, then and in every case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may (and the Trustee shall at the request of such Holders) declare the principal of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable.  If an Event of Default under Section 501(5) or Section 501(6) occurs, the entire principal amount of all the Notes shall automatically become due and immediately payable.”

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ARTICLE III

COVENANTS

Section 3.01          Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Ten of the Base Indenture shall be amended by adding the following new Sections 1008 through 1010 thereto, each as set forth below:

“Section 1008.  Section 18(a)(1)(A) of the Investment Company Act.

The Company hereby agrees that for the period of time during which the Notes are Outstanding, the Company shall not violate, whether or not it is subject to, Section 18(a)(1)(A) as modified by Sections 61(a)(1) and (2) of the Investment Company Act or any successor provisions thereto of the Investment Company Act, as such obligation may be amended or superseded but giving effect to any exemptive relief that may be granted to the Company by the Commission.

“Section 1009.  Section 18(a)(1)(B) of the Investment Company Act.

The Company hereby agrees that for the period of time during which the Notes are outstanding, the Company shall not declare any dividend (except a dividend payable in stock of the Company), or declare any other distribution, upon a class of its capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, the Company has an asset coverage (as defined in the Investment Company Act) of at least the threshold specified in pursuant to Section 18(a)(1)(B) as modified by Sections 61(a)(1) and (2) of the Investment Company Act or any successor provisions thereto of the Investment Company Act, as such obligation may be amended or superseded (regardless of whether the Company is subject thereto), after deducting the amount of such dividend, distribution or purchase price, as the case may be, and giving effect, in each case, (i) to any exemptive relief granted to the Company by the Commission and (ii) to any no-action relief granted by the Commission to another business development company (or to the Company if it determines to seek such similar no-action or other relief) permitting the business development company to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a) (1)(B) as modified by Sections 61(a)(1) and (2) of the Investment Company Act, as such obligation may be amended or superseded, in order to maintain such business development company’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

“Section 1010.  Commission Reports and Reports to Holders.

If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Commission, the Company agrees to furnish to the Holders of Notes and the Trustee for the period of time during which the Notes are Outstanding:  (i) within 90 days after the end of the each fiscal year of the Company, audited annual consolidated financial statements of the Company and (ii) within 45 days after the end of each fiscal quarter of the Company (other than the Company’s fourth fiscal quarter), unaudited interim consolidated financial statements of the Company.  All such financial statements shall be prepared, in all material respects, in accordance with generally accepted accounting principles in the United States (GAAP).”

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ARTICLE IV

MEETINGS OF HOLDERS OF SECURITIES

Section 4.01          Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 1505 of the Base Indenture shall be amended by replacing clause (c) thereof with the following:

“(c) At any meeting of Holders, each Holder of a Security of such series or proxy shall be entitled to one vote for each $25.00 principal amount of the Outstanding Securities of such series held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.”

ARTICLE V

MISCELLANEOUS

Section 5.01          This Fourth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.  This Fourth Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Section 5.02          In case any provision in this Fourth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.03          This Fourth Supplemental Indenture may be executed in counterparts, each of which will be an original, but such counterparts will together constitute but one and the same Fourth Supplemental Indenture.  The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Fourth Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes.

Section 5.04          The Base Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes.  All provisions included in this Fourth Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law.  The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Fourth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Fourth Supplemental Indenture.

Section 5.05          The provisions of this Fourth Supplemental Indenture shall become effective as of the date hereof.

Section 5.06          Notwithstanding anything else to the contrary herein, the terms and provisions of this Fourth Supplemental Indenture shall apply only to the Notes and shall not apply to any other series of Securities under the Indenture and this Fourth Supplemental Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of any other series of Securities under the Indenture, whether now or hereafter issued and Outstanding.

Section 5.07          The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture, the Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Fourth Supplemental Indenture, authenticate the Notes and any Additional Notes and perform its obligations hereunder.  The Trustee shall not be accountable for the use or application by the Company of the Notes or any Additional Notes or the proceeds thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

GREAT ELM CAPITAL CORP.

By:	/s/ Peter A. Reed
Name: Peter A. Reed
Title: Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee

By:	/s/ Paul H. Kim
Name: Paul H. Kim
Title: Authorized Signatory

[Signature page to Fourth Supplemental Indenture]

Exhibit A - Form of Global Note

This Security is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company or a nominee thereof.  This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than The Depository Trust Company or a nominee thereof, except in the limited circumstances described in the Indenture.

Unless this certificate is presented by an authorized representative of The Depository Trust Company to the Company or its agent for registration of transfer, exchange or payment and such certificate issued in exchange for this certificate is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful, as the registered owner hereof, Cede & Co., has an interest herein.

Great Elm Capital Corp.
No.	$
CUSIP No. 390320604
ISIN No. US3903206049

5.875% Notes Due 2026

Great Elm Capital Corp., a corporation duly organized and existing under the laws of Maryland (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of             (U.S. $            ) on June 30, 2026 and to pay interest thereon from June 23, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 31, June 30, September 30 and December 31 in each year, commencing September 30, 2021 (provided, that if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment will be made on the next succeeding Business Day and no additional interest will accrue as a result of such delayed payment), at the rate of  5.875% per annum, until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be March 15, June 15, September 15 and December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.  This Security may be issued as part of a series.

Payment of the principal of (and premium, if any, on) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, provided, further, however, that so long as this Security is registered to Cede & Co., such payment will be made by wire transfer in accordance with the procedures established by The Depository Trust Company and the Trustee.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

GREAT ELM CAPITAL CORP.

By:
Name: Peter A. Reed
Title: Chief Executive Officer

Attest

By:
Name: Adam M. Kleinman
Title: Secretary

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee

By:
Authorized Signatory

Great Elm Capital Corp.
5.875% Notes due 2026

This Security is one of a duly authorized issue of Securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture, dated as of September 18, 2017 (herein called the “Base Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and American Stock Transfer & Trust Company, LLC, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as amended and supplemented by the Fourth Supplemental Indenture, dated June 23, 2021, relating to the Securities, by and between the Company and the Trustee (herein called the “Fourth Supplemental Indenture,” the Fourth Supplemental Indenture and the Base Indenture collectively are herein called the “Indenture”).  In the event of any conflict between the Base Indenture and the Fourth Supplemental Indenture, the Fourth Supplemental Indenture shall govern and control.

This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to fifty million dollars (U.S. $50,000,000), or up to fifty-seven million five hundred thousand dollars (U.S. $57,500,000) aggregate principal amount if the underwriters’ over-allotment option to purchase additional Securities is exercised in full.  Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Securities, issue additional Securities of this series (in any such case “Additional Securities”) having the same ranking and the same interest rate, maturity and other terms as the Securities.  Any Additional Securities and the existing Securities will constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires.  The aggregate principal amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

The Securities of this series are subject to redemption in whole or in part at any time or from time to time, at the option of the Company, on or after June 30, 2023 at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.

Notice of redemption shall be given in writing and electronically delivered through The Depository Trust Company or mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Securities to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register.  All notices of redemption shall contain the information set forth in Section 1104 of the Base Indenture.

Any exercise of the Company’s option to redeem the Securities will be done in compliance with the Investment Company Act, to the extent applicable.

If the Company elects to redeem only a portion of the Securities, the Trustee will determine the method for selecting the particular Securities to be redeemed, in accordance with Section 1103 of the Base Indenture, the Investment Company Act and the rules of any national securities exchange or quotation system on which the Securities are listed, in each case to the extent applicable.  In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption.

Holders of Securities do not have the option to have the Securities repaid prior to June 30, 2026.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

The Indenture provides that the Company may not consolidate with or merge with or into any other entity or convey or transfer all or substantially all of its properties and assets to any Person, unless certain specified conditions set forth in Section 801 of the Indenture are satisfied.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default (other than an Event of Default under Section 501(5) or Section 501(6) of the Indenture) with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such written request during the 60-day period after receipt of such written notice, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.  If an Event of Default under Section 501(5) or Section 501(6) of the Indenture occurs, the entire principal amount of the Securities of this series will automatically become due and immediately payable.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiples of $25 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

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No service charge shall be made for any such registration of transfer or exchange, but the Company, the Trustee or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee or the Security Registrar and any agent of the Company, the Trustee or the Security Registrar may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee, the Security Registrar, or any agent thereof shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

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